SCHEDULE 14A INFORMATION
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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|X|  Definitive Proxy Statement
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|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.
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|_|  Fee computed on table below per Exchange Act Rules  14a-6(i)(1) and 0-11.

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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.
                               7800 Woodley Avenue
                           Van Nuys, California 91406
                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held May 13, 2005

To the Shareholders of
SUPERIOR INDUSTRIES INTERNATIONAL, INC.:

      The Annual Meeting of Shareholders of SUPERIOR INDUSTRIES INTERNATIONAL, INC. will be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91406 on Friday, May 13, 2005 at 10:00 A.M. Pacific Time for the following purposes:

      (1) To elect Louis L. Borick, Steven J. Borick and Raymond C. Brown to Class III of the Board of Directors;

      (2)   To approve an Incentive Bonus Plan for Steven J. Borick; and

      (3) To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

      Only shareholders of record at the close of business on March 28, 2005 are entitled to notice of and to vote at the Annual Meeting. On any business day from May 3, 2005 until May 13, 2005, during ordinary business hours, shareholders may examine the list of shareholders for any purpose relevant to the Annual Meeting at the Company's executive offices at 7800 Woodley Avenue, Van Nuys, California 91406.

      You are urged to execute the enclosed proxy and return it in the accompanying envelope at your earliest convenience. Such action will not affect your right to vote in person should you find it possible to attend the Annual Meeting.

                                             By Order of the Board of Directors


                                             Daniel L. Levine
                                             Secretary

Van Nuys, California
Dated: April 8, 2005

--------------------------------------------------------------------------------
WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PAID ENVELOPE.
--------------------------------------------------------------------------------

                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.
                               7800 Woodley Avenue
                           Van Nuys, California 91406

                                ----------------

                                 PROXY STATEMENT

                                ----------------

                         ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held May 13, 2005

      This Proxy Statement is furnished to the shareholders of Superior Industries International, Inc., a California corporation ("Superior" or the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders to be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91406 on Friday, May 13, 2005 at 10:00 A.M. Pacific Time and at all postponements and adjournments thereof (the "Annual Meeting"). The cost of such solicitation will be borne by Superior. The solicitation will be by mail, telephone, or oral communication with shareholders. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders forward copies of the Proxy Statement and other soliciting materials to persons for whom they hold shares of Superior common stock and request authority for the exercise of proxies. In such cases, the Company will reimburse such record holders for their reasonable expenses.

      The matters to be considered and voted upon at the Annual Meeting are set forth in the Notice of Annual Meeting which accompanies this Proxy Statement.

      A proxy for use at the Annual Meeting is enclosed. A proxy, if properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained thereon. If the proxy is executed and returned without instruction, the proxy will be voted FOR the election as directors of the individuals named below and FOR the approval of the Incentive Bonus Plan for Steven J. Borick. If the proxy is not returned, your vote will not be counted. Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised, by filing with the Secretary of Superior a written notice revoking it or a duly executed proxy bearing a later date, or, if the person executing the proxy is present at the meeting, by voting his shares in person.

      The approximate date on which Superior anticipates first sending this Proxy Statement and form of proxy to its shareholders is April 13, 2005. The address of the principal executive offices of the Company is 7800 Woodley Avenue, Van Nuys, California 91406.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

      There were issued and outstanding 26,626,191 shares of Superior's common stock, par value $0.50 per share (the "Common Stock"), on March 28, 2005, which has been set as the record date for the purpose of determining the shareholders entitled to notice of and to vote at the Annual Meeting. Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his name on the books of Superior as of the record date; votes may not be cumulated. To constitute a quorum for the transaction of business at the Annual Meeting, there must be present, in person or by proxy, a majority of the shares entitled to vote.

      The following table sets forth information known to Superior as of March 1, 2005 with respect to beneficial ownership of the Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the Common Stock, by each director, by the Named Officers (as defined under "Executive Compensation") and by all directors and officers of Superior as a group:

                                                       Amount            Percent
                                                    Beneficially            Of
Name and Address(+) of Beneficial Owner                Owned              Class
---------------------------------------             ------------         -------

Private Capital Management (1)                        4,647,710            17.5%
  8889 Pelican Bay Blvd, Suite 500
  Naples, FL 34108
Louis L. Borick                                       3,907,263(2)(3)      14.7%
Franklin Resources (1)                                2,913,800            10.9%
  One Franklin Way
  San Mateo, CA 94403
Third Avenue Management (1)                           2,778,712            10.4%
  622 Third Avenue
  New York, NY 10017
Artisan Partners Limited Partnership (1)              2,506,001             9.4%
  875 East Wisconsin Avenue, Suite 800
  Milwaukee, WI 53202
Mac-Per-Wolf Company (1)                              2,364,060             8.9%
  310 South Michigan Avenue, Suite 2600
  Chicago, IL 60604
Juanita A. Borick                                     1,418,441             5.3%
Steven J. Borick                                        331,691(2)(3)         *
James M. Ferguson                                        51,003(2)(3)         *
Michael J. O'Rourke                                      42,641(2)(3)         *
Raymond C. Brown                                         22,394(2)            *
Jack H. Parkinson                                        16,600(2)            *
R. Jeffrey Ornstein                                      12,175(2)(3)         *
V. Bond Evans                                            12,000(2)            *
Philip W. Colburn                                         9,930(2)            *
Sheldon I. Ausman                                         5,000(2)            *
Superior's Directors and Officers                     4,456,722(4)         16.7%
  As a Group (16 persons)

----------

+ All persons have the Company's principal office as their address, except as indicated.

*     Less than 1%.

(1) Based on information provided by the shareholder in Schedule 13G filed with the Securities and Exchange Commission as of December 31, 2004.

(2)   Includes 377,550,  217,633,  17,362,  17,362, 12,000, 9,000, 9,000, 9,000,
      5,000 and 4,751  shares  for  Messrs.  L.  Borick,  S.  Borick,  Ferguson,
      O'Rourke, Evans, Colburn, Parkinson, Brown, Ausman and Ornstein, respectively, of which they have the right to acquire beneficial ownership through the exercise within 60 days from March 1, 2005 of non-statutory stock options that have been previously granted.

(3)   Includes 30,367,  23,263,  22,450, 21,263, and 7,124 shares for Messrs. S.
      Borick, O'Rourke, L. Borick, Ferguson, and Ornstein, respectively, of which they have the right to acquire beneficial ownership through the exercise within 60 days from March 1, 2005 of incentive stock options that have been previously granted.

(4) Includes 828,750 shares of which the directors and officers have the right to acquire beneficial ownership through the exercise within 60 days from March 1, 2005 of stock options that have previously been granted.
      Excluding Mr. L. Borick, the directors and officers beneficially own 549,459 shares, or 2.1% of the class. Each of such directors and officers has sole investment and voting power over his shares.

      A copy of Superior's annual report on Form 10-K, as filed with the Securities and Exchange Commission ("SEC"), will be furnished to any shareholder without charge on written request to R. Jeffrey Ornstein, Vice President & Chief Financial Officer, Superior Industries International, Inc., 7800 Woodley Avenue, Van Nuys, California 91406.

                              ELECTION OF DIRECTORS

      One of the purposes of the Annual Meeting is to elect three persons to Class III of the Board of Directors in accordance with the Company's Articles of Incorporation. Unless instructed to the contrary, the persons named in the accompanying proxy will vote the shares for the election of the nominees named herein to Class III of the Board of Directors as described below. Although it is not contemplated that any nominee will decline or be unable to serve, the shares will be voted by the proxy holders in their discretion for another person if such a contingency should arise. The term of each person elected as a director will continue until the director's term has expired and until his or her successor is elected and qualified. The three persons receiving the largest number of affirmative votes shall be elected as Class III directors. Since there is no particular percentage of either the outstanding shares or the shares represented at the meeting required to elect a director, abstentions and broker non-votes will have the same effect as the failure of shares to be represented at the Annual Meeting, except that the shares subject to such abstentions or non-votes will be counted in determining whether there is a quorum for taking shareholder action, under California law and the Company's Articles of Incorporation and Bylaws.

      The Company's Articles of Incorporation provides that its eight directors be divided into three classes. The term of office of those directors in Class I expires at the 2006 Annual Meeting of Shareholders; the term of office of those directors in Class II expires at the 2007 Annual Meeting of Shareholders; and the term of office of those directors in Class III expires at the 2005 Annual Meeting of Shareholders. Directors elected to succeed those directors whose terms expire are elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election.

Information Regarding Director Nominees

      Messrs. Louis L. Borick, Steven J. Borick and Brown are currently serving as directors in Class III and were elected at the 2002 Annual Meeting of Shareholders for a term of office expiring at the 2005 Annual Meeting of Shareholders. All the nominees were recommended for re-election by the Board of Directors. The name, age and principal business or occupation of each nominee and each of the other directors who will continue in office after the 2005 Annual Meeting, the year in which each first became a director of the Company, committee memberships, ownership of equity securities of the Company and other information are shown below in the brief description of each of the nominees and incumbent directors and in the tables elsewhere in this Proxy Statement.

      Each of the following persons is nominated for election to Class III of the Board of Directors (to serve a three-year term ending at the 2008 Annual Meeting of Shareholders and until their respective successors are elected and qualified). The Board of Directors recommend that you vote FOR the following nominees:

Louis L. Borick

      Mr. L. Borick currently serves as Chairman of the Board and Chairman of the Long Range Financial Planning Committee of the Board of Directors. He has been Chairman of Superior's Board of Directors and President since founding the Company in 1957, and has been responsible for the formation of the overall corporate policy of the Company and its subsidiaries. Mr. L. Borick also served as Chief Executive Officer of the Company until January 1, 2005, at which time, his son, Steven J. Borick, who also serves on Superior's Board of Directors, became the Chief Executive Officer of Superior.

Steven J. Borick

      Mr. S. Borick, who is a son of Louis L. Borick, was appointed Chief Executive Officer, effective January 1, 2005. He joined the Company in January 1999, after serving on Superior's Board for 18 years, and was appointed Vice President, Strategic Planning on March 19, 1999, Executive Vice President on January 1, 2000, and President and Chief Operating Officer on January 1, 2003. Prior to joining Superior, he was engaged in the oil exploration business for over 20 years in his capacity as President of Texakota, Inc. and general partner of Texakota Oil Co. Mr. S. Borick also serves on the Board of Directors of M.D.C. Holdings, Inc., a New York Stock Exchange Company. He serves on the Long Range Financial Planning Committee of the Board of Directors of the Company.

Raymond C. Brown

      Mr. Brown retired from the Company in 1998 after a distinguished career spanning thirty years of service. Mr. Brown joined the Company in 1967 and became Senior Vice President in 1975. His duties included strategic and product planning and involvement in all of the Company's major projects. He was directly responsible for marketing and sales of products for original equipment manufacturers and was also responsible for Corporate Quality. He serves on the Nominating and Corporate Governance Committee of the Board of Directors of the Company.

Selection of Nominees for Director

      It is the policy of the Board, as set forth in the Company's Corporate Governance Guidelines, to select director nominees who possess personal and professional integrity, sound business judgment, a willingness to devote the requisite time and energies to their duties as director, and relevant experience and skills to be an effective director in conjunction with the full Board in collectively serving the long-term interests of the Company's shareholders. Board members are evaluated and selected based on their individual merit as well as in the context of the needs of the Board as a whole.

      The Nominating and Corporate Governance Committee is responsible for identifying, reviewing, and recommending for the Board's selection qualified individuals to be nominated for election or reelection to the Board, consistent with the criteria set forth in the Company's Corporate Governance Guidelines. The Nominating and Corporate Governance Committee, in conducting such evaluation, may also take into account such other factors as it deems relevant. Prior to nominating an existing director for re-election to the Board, the Nominating and Corporate Governance Committee considers and reviews the existing director's Board and committee meeting attendance and performance, length of Board service, independence, as well as the experience, skills and contributions that the existing director brings to the Board. Further, the Nominating and Corporate Governance Committee receives disclosures relating to a director's independence and assists the Board in making determinations as to the independence of the directors. The Nominating and Corporate Governance Committee also conducts an annual review of the composition and structure of the Board as a whole.

      From time to time, the Nominating and Corporate Governance Committee may engage outside search firms to assist it in identifying and contacting qualified director candidates.

      Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as director at a meeting by providing written notice of such shareholder's intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than 120 days in advance of an annual meeting of shareholders, and with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. A shareholder notice must contain the following information: the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the board of directors; and the consent of each nominee to serve as a director of the corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures, which nomination shall be void.

      The directors nominated by the Board for election at the Annual Meeting were recommended by the Nominating and Corporate Governance Committee, with the nominees abstaining. The Board has determined that Mr. Brown is an independent director as defined by the Corporate Governance Rules of the New York Stock Exchange.

      The Company's policies and procedures regarding the selection of director nominees are described in detail in the Company's Corporate Governance Guidelines and the Nominating and Corporate Governance Committee Charter, which are available on the Company's website at www.supind.com. In addition, printed copies of such Corporate Governance Guidelines and Nominating and

Corporate Governance Committee Charter are available upon written request to the Company's Secretary at Superior Industries International, Inc., 7800 Woodley Avenue, Van Nuys, California 91406.

Incumbent Directors

      Directors in the other two classes of directors whose terms are not currently expiring are as follows:

Class I -- serving until the 2006 Annual Meeting of Shareholders and until their respective successors are elected and qualified:

Jack H. Parkinson

      Mr. Parkinson has more than 55 years experience in the automotive industry. He retired from Chrysler Corporation after 24 years in its international organization. He was Managing Director of Chrysler's Mexico operations from 1974 to 1982 and was Executive Vice President of Sunroad Enterprises, an entity involved in real estate development, banking and car dealerships, from 1983 to 1994. He serves on the Nominating and Corporate Governance, Audit, Long Range Financial Planning and Compensation and Benefits Committees of the Board of Directors of the Company.

Philip W. Colburn

      Mr. Colburn has more than 40 years experience in the automotive industry. Prior to the merger with Andrew Corporation in July 2003, he was the Chairman of Allen Telecom, Inc., a New York Stock Exchange listed manufacturer of wireless equipment to the global telecommunications industry. He held this position since March 1988 and served as a member of the Board of Directors of Allen since 1975, was a director of Andrew Corporation, and is currently a director of TransPro, Inc. Mr. Colburn serves on the Audit, Long Range Financial Planning, Compensation and Benefits, and Nominating and Corporate Governance Committees of the Board of Directors of the Company.

R. Jeffrey Ornstein

      Mr. Ornstein, a certified public accountant, joined the Company in June 1984 as Vice President, Finance and Treasurer. He became Vice President and Chief Financial Officer in 1995. Mr. Ornstein serves as an ex officio member on the Long Range Financial Planning Committee of the Board of Directors of the Company.

Class II -- serving  until the 2007  Annual  Meeting of  Shareholders  and until their respective successors are elected and qualified:

Sheldon I. Ausman

      For 34 years until his retirement, Mr. Ausman was with the international firm of Arthur Andersen, accountants and auditors. He retired as the Managing Partner of the Southern California, Honolulu and Las Vegas offices. He also served as a member of the firm's Board of Partners and various other committees. Prior to reaching retirement age, Mr. Ausman served on the Board of Northern Trust Bank of California and was a director of Allen Telecom, a New York Stock Exchange listed manufacturer of wireless equipment to the telecommunications industry, prior to its merger with Andrew Corporation in July 2003. He currently is a director of several nonprofit and privately owned companies. Mr. Ausman serves on the Compensation and Benefits, Audit, Nominating and Corporate
Governance and Long Range Financial Planning Committees of the Board of Directors of the Company.

V. Bond Evans

      Mr. Evans has over 35 years of domestic and international experience in engineering, manufacturing and general management disciplines, primarily in the aluminum industry. He graduated from General Motors Institute of Technology and Management and began his career with General Motors Diesel Ltd. Canada. In 1960, he joined Kawneer Company Canada Limited. He became President with responsibility for Canadian and European operations in 1968. He was named President of the parent company in 1970 with responsibility for worldwide operations. Following the acquisition of Kawneer, Inc. by Alumax, Inc., a New York Stock Exchange listed company, he held a succession of upper management positions in Alumax, becoming President and Chief Executive

Officer of the company in 1991. During his career Mr. Evans served as a Director and Committee Chairman in the Aluminum Association and the International Primary Aluminum Institute. Mr. Evans serves on the Compensation, Nominating and Corporate Governance and Compensation and Benefits Committees of the Board of Directors of the Company.

      The names of, and certain information with respect to, the nominees and the incumbent directors are as follows:

                                                                                              First
                                                                                             Elected
            Name                Age                 Principal Occupation                  as a Director
            ----                ---                 --------------------                  -------------
Nominees
  Louis L. Borick               81    Chairman of the Board                                    1957

  Steven J. Borick              52    President and Chief Executive Officer                    1981

  Raymond C. Brown              76    Retired Senior Vice President                            1972

Incumbents
  Sheldon I. Ausman             71    Partner, Cambridge Capital Partners                      1992

  V. Bond Evans                 70    Retired President and Chief Executive Officer,           1994
                                      Alumax, Inc.

  Jack H. Parkinson             77    Retired Executive Vice President, Sunroad                1983
                                      Enterprises

  Philip W. Colburn             76    Retired Chairman, Allen Telecom, Inc.                    1991

  R. Jeffrey Ornstein           62    Vice President and Chief Financial Officer               1991

Committees and Meetings of the Board of Directors

      The Board of Directors of the Company held five regularly scheduled meetings in 2004. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which he served. Although the Company has no formal policy with regard to Board members' attendance at its annual meetings of shareholder, it is customary for the Company's directors to attend. All of the Company's directors attended the Company's 2004 Annual Meeting of Shareholders. In addition to meeting as a group to review the Company's business, certain members of the Board of Directors also devote their time and talents to certain standing committees. Significant committees of the Board of Directors of the Company and the respective members are set forth below.

      The Audit Committee's functions include direct responsibility for the appointment, compensation, retention and oversight of the work of any independent public accounting firm engaged to audit the Company's financial statements or to perform other audit, review or attestation services for the Company; discussing with the independent auditors their independence; review and discussing with the Company's independent auditors and management the Company's audited financial statements; and recommending to the Company's Board of Directors whether the Company's audited financial statements should be included in the Company's Annual Report on Form 10-K for the previous fiscal year for filing with the SEC. The Audit Committee is composed of Sheldon I. Ausman (Committee Chair), Jack H. Parkinson and Philip W. Colburn. Mssrs. Ausman, Parkinson and Colburn are independent as that term is defined in Section 303A.02 of the New York Stock Exchange's Corporate Governance Rules and Rule 10A-3(b)(ii) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has determined that Mr. Ausman is an "audit committee financial expert" as defined by SEC rules based upon, among other things, his accounting background and experience. The Audit Committee met four times in 2004. See "Audit Committee Report" located elsewhere in this Proxy Statement.

      The Nominating and Corporate Governance Committee's functions include assisting the Board in identifying qualified individuals to become directors, recommending to the Board qualified director nominees for election at the shareholders' annual meeting, determining membership on the Board committees, recommending a set of Corporate Governance Guidelines, oversight of annual self-evaluations by the Board and reporting annually to the Board on the Chief Executive Officer succession plan. The Nominating and Corporate Governance Committee is composed of Philip W. Colburn (Committee Chair), Sheldon I. Ausman, V. Bond Evans, Jack H. Parkinson and Raymond C Brown. Messrs. Ausman, Evans, Colburn, Parkinson and Brown are independent as that term is defined in Section 303A.02 of the New York Stock Exchange's Corporate Governance Rules. The Nominating and Corporate Governance Committee met three times in 2004.

      The Compensation and Benefits Committee's functions include review and approval of non-stock compensation for the Company's officers and key employees, and administration of the Company's Equity Incentive Plan. The committee consists of Sheldon I. Ausman, V. Bond Evans (Committee Chair), Philip W. Colburn and Jack H. Parkinson. As indicated above, Messrs. Ausman, Evans, Colburn and Parkinson are independent as that term is defined in Section 303A.02 of the New York Stock Exchange's Corporate Governance Rules. The Compensation and Benefits Committee met twelve times during 2004. See "Compensation Committee Report" located elsewhere in this Proxy Statement.

      The Long Range Financial Planning Committee's functions include review of the Company's long-term strategic financial objectives and the methods to accomplish them. The committee consists of Louis L. Borick (Committee Chair), Sheldon I. Ausman, Steven J. Borick, Philip W. Colburn, Jack H. Parkinson, V. Bonds Evans and R. Jeffrey Ornstein as an ex officio member. The Long Range Financial Planning Committee did not meet during 2004.

      The Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation and Benefits Committee and the Nominating and Corporate Governance Committee, which are available on the Company's website at www.supind.com. Printed copies of these documents are also available upon written request to the Company's Secretary, Superior Industries International, Inc., 7800 Woodley Avenue, Van Nuys, California 91406.

Non-Management Executive Sessions

      Non-management directors meet after each regularly scheduled Board of Directors meeting, or more frequently if necessary.

Communications with Directors

      Shareholders wishing to communicate directly with the Board of Directors, the Chairman of the Board, the Chair of any committee, or the non-management directors as a group about matters of general interest to shareholders are welcome to do so by writing the Company's Secretary at Superior Industries International, Inc., 7800 Woodley Avenue, Van Nuys, California 91406. The Secretary will forward these communications as directed.

Code of Business Conduct and Ethics

      The Company has adopted a Code of Business Conduct and Ethics, a code of ethics that applies to all of the Company's directors, officers and employees, including the Company's Chief Executive Officer and Chief Financial Officer. The Code of Business Conduct and Ethics is publicly available on the Company's website at www.supind.com and in print upon written request to the Company's Secretary at Superior Industries International, Inc., 7800 Woodley Avenue, Van Nuys, California 91406. Any amendments to the Code of Business Conduct and Ethics or grant of any waiver from a provision of the code to any director or officer will be disclosed on the Company's website within five days of a vote of the Board of Directors or a designated board committee that such an amendment or waiver is appropriate, and shall otherwise be disclosed as required by applicable law or New York Stock Exchange rules.

Certain Relationships and Related Transactions

      Superior's main office and manufacturing facilities located at 7800 Woodley Avenue, Van Nuys, California, are leased from Mr. L. Borick, who is a director and Chairman of the Board of the Company, and Juanita A. Borick, who is Mr. L Borick's former spouse. One of the two buildings on the property is a casting plant containing approximately 85,000 square feet and the other is a combined office, manufacturing and warehouse structure. The offices comprise approximately 24,000 square feet and the manufacturing and warehouse area 236,000 square feet. During fiscal 2004, Superior paid $1,332,936 in rentals under the lease.

      Superior leases the plant and office facilities at 14721 Keswick Street, Van Nuys, California from Keswick Properties, owned jointly by Steven J. Borick, who is a director and officer of the Company, and two other of Mr. L. Borick's children. During fiscal 2004, Superior paid Keswick Properties $267,670 in rentals under the lease.

      Based upon independent appraisals, the Company believes the related party transactions described above were fair to the Company and could have been obtained on similar terms from an unaffiliated third party.

      There are no personal loans or other extensions of credit to directors or executives.

Employment Agreements

      On January 1, 2005, Superior entered into a services agreement with Mr. Louis L. Borick as Chairman of the Board, following the termination of his services as Chief Executive Officer under the 1994 employment agreement. The services agreement provides for annual compensation of $300,000, use of a company automobile, medical and dental benefits and life insurance under a split dollar arrangement for a face value of $2,500,000. Effective January 1, 2005, Mr. Borick will also be receiving, per the terms of his 1994 Chief Executive Officer employment agreement, one-twelfth of his annual base compensation as of December 31, 2004, during each of the ensuing 60 months and one-half such amount during each of the 120 months following. Mr. L. Borick's annual base compensation on December 31, 2004 was $1 million. See "Compensation Committee Report" located elsewhere in this proxy statement for more discussion regarding Mr. L. Borick's compensation.

      Effective January 1, 2005, Superior entered into an employment agreement with Mr. Steven J. Borick as President and Chief Executive Officer. The agreement provides for a five year term, a minimum annual base compensation of $750,000, equity compensation commencing March 1, 2006 in the form of an annual stock option grant at fair market value of 120,000 shares per year, an automobile allowance, life insurance and other customary employee benefits. Upon an early termination of the agreement by the Company without cause, Mr. S. Borick will receive one year's base compensation in the form of twelve monthly payments. Upon Mr. S. Borick's termination of employment due to a "change in control", as defined in the agreement, Mr. S. Borick shall receive three years base compensation in the form of thirty-six monthly payments. An incentive bonus plan is being proposed for Mr. S. Borick, as outlined in Proposal 2 in this proxy statement.

Salary Continuation Benefits

      The Company entered into agreements with its directors, executive officers and certain of its key employees, which provide for Superior to pay to the individual, upon ceasing to be employed by the Company for any reason, after having reached specified vesting dates (not payable until age 65), or in the event of death while in the employ of the Company prior to separation from service, a monthly benefit up to 30% of the individual's final average compensation over the preceding 36 months. Such payments are to continue through the later of 120 months or, if subsequent to retirement, the individual's death. Final average compensation only includes base salary for employees and directors' fees for non-employee directors.

Compensation of Directors

      During 2004, all non-employee directors of the Company were each compensated $25,000 for services as directors and $1,000 for each Board meeting attended. In addition, they receive $1,000 for each committee meeting attended or $1,500 for each committee meeting chaired. Management members of the Board of Directors are not compensated for their service as directors.

                             EXECUTIVE COMPENSATION

      The following table shows information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years 2002 through 2004 of those persons who were, at December 31, 2004, (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers").

Summary Compensation Table

                                                                                                     Long-Term
                                                                      Annual Compensation(1)        Compensation-
                                                             Fiscal  ------------------------      Number of Stock     All Other
Name and Principal Position                                   Year      Salary       Bonus             Options      Compensation(2)
---------------------------                                  ------  -----------  -----------      ---------------  ---------------
Louis L. Borick                                               2004   $ 1,000,000  $   750,000               -0-        $197,249
 Chairman of the Board                                        2003     1,000,001    1,892,000               -0-         145,153
 (and Chief Executive Officer through December 31, 2004)      2002     1,000,001    2,581,000               -0-          99,605

Steven J. Borick                                              2004   $   648,462  $   487,500          100,000         $ 18,602
  President and, commencing January 1, 2005,                  2003       595,979      650,000          200,000            6,766
  Chief Executive Officer                                     2002       430,914      500,000           50,000            2,000

R. Jeffrey Ornstein                                           2004   $   247,250  $   150,000            2,500         $  6,026
  Vice President and Chief Financial Officer                  2003       246,349      200,000            5,000            6,000
                                                              2002       241,883      200,000            5,000            6,000

James M. Ferguson                                             2004   $   226,013  $    93,750            7,500         $  6,026
  Senior Vice President,                                      2003       223,572      125,000           15,000            6,000
  Global Sales and Marketing                                  2002       212,163      120,000           10,000            6,000

Michael J. O'Rourke                                           2004   $   169,707  $   120,000            7,500         $  5,504
  Senior Vice President,                                      2003       167,891      160,000           15,000            6,000
  Sales and Administration                                    2002       156,770      150,000           10,000            6,000

------------

(1) While the executive officers enjoy certain perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus, and, accordingly, are not reflected on this table.

(2) These amounts represent the Company's contributions to the employee retirement savings plans covering substantially all of its employees. In fiscal 2004, the contribution for Mr. L. Borick was $6,027, and the contirbution for Mr. S. Borick was $2,050. That year Mr. L. Borick also received $185,070 in reimbursement of premiums paid for life insurance, and $6,152 in non-cash benefits for the use of corporate aircraft, and Mr.
      S. Borick received $16,552 in non-cash benefits for the use of corporate aircraft.

Equity Compensation Plan Information

      The following table sets forth information relating to equity securities authorized for issuance under the Company's equity compensation plans as of December 31, 2004.

                                                                                                          Number of securities
                                                                                                         remaining available for
                                               Number of securities to be     Weighted-average        future issuance under equity
                                                 issued upon exercise of      exercise price of            compensation plans
                                                  outstanding options,      outstanding options,    (excluding securities reflected
               Plan Category                       warrants and rights       warrants and rights             in column (a))
------------------------------------           --------------------------   --------------------    -------------------------------
                                                           (a)                       (b)                          (c)
Equity compensation plans approved
   by security holders
    Stock options (1)...................                  1,799,592               $  32.32                     2,430,000

Equity compensation plans not
   approved by security holders.........                          0                   N.A.                             0
                                                         ----------               --------                    ----------

Total...................................                  1,799,592               $  32.32                     2,430,000
                                                         ==========               ========                    ==========

---------------

(1) Consists of shares of Common Stock to be issued upon the exercise of options granted pursuant to the Company's 1993 Stock Option Plan and 2003 Equity Incentive Plan.

Option Grants

      The following table shows information on grants of stock options during the fiscal year 2004 to the Named Officers.


                                                                                    Potential Realizable Value
                         Number of   Percentage of                                  at Assumed Annual Rates of
                         Securities  Total Options                                 Stock Price Appreciation for
                         Underlying   Granted to    Exercise Price                       Option Term(3)
                          Options    Employees in   or Base Price    Expiration    ----------------------------
          Name           Granted(1)   Fiscal 2004   Per Share(2)        Date           5%               10%
--------------------    -----------  -------------  -------------- --------------  ----------       -----------
Louis L. Borick ......        -0-         N/A             N/A             N/A              -0-              -0-
Steven J. Borick .....   100,000         54.4%        $ 34.08         4/30/14      $2,143,273       $5,431,474
R. Jeffrey Ornstein ..     2,500          1.4%          34.08         4/30/14          53,582          135,787
James M. Ferguson ....     7,500          4.1%          34.08         4/30/14         160,745          407,361
Michael J. O'Rourke ..     7,500          4.1%          34.08         4/30/14         160,745          407,361

----------

(1) All options granted are exercisable in cumulative equal installments commencing one year from date of grant, with full vesting on the fourth anniversary date. Vesting may be accelerated in certain events relating to the change of the Company's ownership or certain corporate transactions.

(2) All stock options were granted at market value at the closing price of the Common Stock on the date of grant.

(3) Reported net of the option exercise price. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock conditions, as well as the option holders' continued employment through the vesting period. The amounts reflected in this table may not be indicative of the value that will actually be achieved or realized.

Option Exercises and Fiscal Year-End Values

      The following table shows information with respect to stock options exercised during fiscal year 2004 and unexercised options to purchase the Common Stock for the Named Officers.

                                                                Number of Unexercised         Value of Unexercised,
                                                                    Options Held At           In-the-Money Options
                                Shares                             December 31, 2004         At December 31, 2004(2)
                             Acquired on            Value      --------------------------  ---------------------------
         Name                  Exercise          Realized(1)   Exercisable  Unexercisable  Exercisable   Unexercisable
         ----                  --------          -----------   -----------  -------------  -----------   -------------
Louis L. Borick ........           -0-            $    -0-       400,000        50,000       $872,500        $   -0-
Steven J. Borick .......           -0-                 -0-       223,000       282,500        277,340            -0-
R. Jeffrey Ornstein ....           -0-                 -0-        11,250        10,000          6,585            -0-
James M. Ferguson ......        5,000              16,750         36,750        26,250         85,058            -0-
Michael J. O'Rourke ....           -0-                 -0-        38,750        26,250         96,685            -0-

----------

(1) Represents the difference between the market value on the date of exercise and the option exercise price.

(2) Represents the difference between the market value at December 31, 2004 and the option exercise price.

    COMPENSATION AND BENEFITS COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Messrs. Ausman, Colburn, Evans and Parkinson served on the Compensation and Benefits Committee from January 1, 2004 to December 31, 2004. No member of the Compensation Committee was an officer or employee or former officer or employee of the Company or its subsidiaries and no member has any interlocking relationships with the Company that are subject to disclosure under the rules of the SEC relating to compensation committees.

                                   PROPOSAL 2

            APPROVAL OF AN INCENTIVE BONUS PLAN FOR STEVEN J. BORICK
                           (Item No. 2 on Proxy Card)

      At the Annual Meeting, shareholders are being asked to approve the adoption of an Incentive Bonus Plan for Steven J. Borick (the "CEO Bonus Plan"). The Plan has been adopted by the Company's Board of Directors. Steven J. Borick was unanimously confirmed by the Board as CEO of the Company effective January 1, 2005.

      The Board is seeking shareholder approval of the CEO Bonus Plan in order for bonuses paid under the CEO Bonus Plan to constitute performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). If such bonuses constitute "performance-based compensation", they will not be subject to the $1,000,000 cap on deductible compensation under Section 162(m) of the Code.

Description of the Bonus Plan

            The following information includes a summary of the material provisions of the CEO Bonus Plan. This information does not purport to be complete and is qualified in its entirety by reference to the provisions of the CEO Bonus Plan. A copy of the CEO Incentive Plan is attached to this Proxy Statement as Exhibit A.

      The purpose of the CEO Bonus Plan is to provide Mr. Steven Borick an additional incentive to continue the extraordinary efforts, initiative and judgment he has exercised on behalf of the Company and its shareholders by establishing his yearly bonus on a specific formula basis. Under the CEO Bonus Plan, Mr. S. Borick is eligible to receive 75% of his annual base compensation ("Target Incentive") if the Company's annual Pre-Tax Net Income ("Pretax") is equal to at least 100% of the annual plan level Pre-tax Net

Income ("Plan Level") as approved by the Compensation Committee. However, the award is reduced such that no bonus is awarded if the Pretax is less than 66% of the Plan Level. A pro rata interpolated rate will be awarded between 66% and 100% at a 1:1 ratio. If the annual Pretax is greater than the annual Plan Level, Mr. S. Borick is eligible for awards that will be interpolated at a 2.0:1 ratio up to 300% of Target Incentive with a maximum award in any event of $1,687,500. The CEO Bonus Plan will expire by its terms on May 13, 2010 such that the CEO Bonus Plan will only have a term of five years from the date of this Annual Meeting, unless the CEO Bonus Plan is re-approved by shareholders.

      The Compensation Committee of the Board is responsible for the administration of the CEO Bonus Plan. The Compensation Committee consists of two or more members of the Board, each of whom is an "outside director" for purposes of Section 162(m) of the Code. The Compensation Committee will annually certify whether the planned level has been achieved and what compensation is payable to Mr. S. Borick. Mr. S. Borick's bonus award will be paid in cash.

      Outside compensation consultants were engaged to review and research competitive market salary and bonus data for the CEO Bonus Plan. Based on multiple sources of published compensation survey data compiled by recognized large prestigious companies in the field of compensation, even if Mr. S. Borick were to receive the maximum payout under this plan, his total cash compensation would fall between the 50th and 75th percentile of all salaries, meaning that his cash compensation will fall within expected market level compensation. The benefits that may be paid under the CEO Bonus Plan to Mr. S. Borick are not yet determinable for the 2005 fiscal year. Mr. S. Borick would have received $418,684 under the CEO Bonus Plan for the 2004 fiscal year if the CEO Bonus Plan had been in effect for that year.

Vote Required and Board Recommendation

      The affirmative vote of a majority of shares of Common Stock represented and voting at the Annual Meeting at which a quorum is present, together with the affirmative vote of at least a majority of the required quorum, shall be required to approve this proposal. Shares of Common Stock that are voted "FOR", "AGAINST" or "ABSTAIN" on the proposal are treated as being present at the Annual Meeting for purposes of establishing the quorum, but only shares of Common Stock voted "FOR" or "AGAINST" are treated as shares of Common Stock "represented and voting" at the Annual Meeting with respect to the proposal. Accordingly, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of the quorum for the transaction of business, but will not be counted for purposes of determining the number "represented and voting" with respect to the proposal.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE INCENTIVE BONUS PLAN FOR STEVEN J. BORICK.

                                   AUDIT FEES

      The   aggregate   fees   billed   by  the   Company's   outside   auditor,
PricewaterhouseCoopers LLP, for professional services in connection with the annual audit and reviews of the quarterly financial statements, including recurring fees for work associated with Section 404 of the Sarbenes-Oxley Act, during the fiscal years ended December 31, 2004 and 2003 were $544,000 and $213,000, respectively.

                               AUDIT RELATED FEES

      There were no fees billed by the Company's outside auditor during the fiscal years ended December 31, 2004 and 2003 for professional services in connection with other audit related matters.

                                    TAX FEES

      The aggregate fees billed by the Company's outside auditor for professional tax services rendered in 2004 and 2003, were $93,000 and $193,000, respectively. Tax fees consist of fees billed for professional services rendered for tax compliance, advice and planning. Such services included review of tax provisions, tax asset and liability accounts, original and amended tax returns refund claims.

                                 ALL OTHER FEES

      There were no fees billed by the Company's outside auditor for any other services provided by the Company's outside auditors during the fiscal years ended December 31, 2004 and 2003, respectively.

      The Audit Committee pre-approves all audit-related and all permissible non-audit services performed by the independent registered public accounting firm.

                             AUDIT COMMITTEE REPORT

      The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2004, and the notes thereto.

Review with Management

      The Audit Committee reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31, 2004 and the notes thereto.

Review and Discussions with Independent Accountants

      The Audit Committee discussed with, PricewaterhouseCoopers LLP, the independent auditors for the Company, the matters required to be discussed by Statement on Accounting Standards No. 61 (Communications with Audit Committees). The Audit Committee also received and discussed with PricewaterhouseCoopers LLP the matters required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) including the independence of PricewaterhouseCoopers LLP from the Company.

Conclusion

      Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

                                    SUBMITTED BY THE AUDIT COMMITTEE OF
                                    THE BOARD OF DIRECTORS


                                         Sheldon I. Ausman - Committee Chair
                                         Philip W. Colburn
                                         Jack H. Parkinson
March 28, 2005

                         COMPENSATION COMMITTEE REPORT

      The Compensation Committee (the "Committee") is composed of Messrs. Ausman, Colburn, Evans and Parkinson, each of whom meet the independence requirements as promulgated by the New York Stock Exchange. The Committee's responsibilities include developing and making recommendations to the full Board with respect to executive compensation. Also, the Committee establishes the annual compensation of the Company's Chairman and the Company's Chief Executive Officer ("CEO") and reviews the compensation policy related to the Company's other executive officers. The Committee's executive compensation philosophy is to set levels of overall compensation that will allow the Company to successfully compete for exceptional executives, to tie part of each executive's compensation to the success of the Company in attaining its short and long-term objectives, and to recognize individual effort and achievement.

      The Committee considers the competitiveness of overall compensation, solely, and evaluates the performance of the executive officers and adjusts salaries accordingly. For individuals other than the Chairman and CEO, adjustments are made without regard to a specified formula based on subjective recommendations of the Chairman and the CEO to the Committee of the individual executive's performance and also take into account the profitability of the Company. The Committee believes these criteria for salary adjustments are in accordance with sound overall compensation guidelines.

      Pursuant to this philosophy, the Committee reviews published compensation surveys covering a wide array of public companies, both larger and smaller than the Company. Periodically the Committee reviews the compensation paid and to be paid to each of the Company's executive officers and receives an evaluation of their performance from the Company's CEO. The Company's Chairman has a services agreement, and the Company's CEO has an employment agreement, which are discussed under "Employment Agreements."

      The compensation surveys utilized for CEO compensation are published in national magazines that contain certain of the companies comprising the peer group (see "Common Stock Performance Graph") and include a variety of other public companies. Compensation levels for the CEO were not solely based by reference to peer company compensation levels.

      The Committee does not specifically target a level of compensation relative to comparative compensation data collected for the CEO or other executive officers, but rather refers to this data for subjective review and confirmation of reasonableness of salaries paid to executives.

      In 1994, the Board of Directors and the shareholders approved an Incentive Bonus Plan (the "L. Borick Plan") for Mr. L. Borick, the Company's Chairman who was also Chief Executive Officer prior to January 1, 2005. The purpose of the L. Borick Plan Bonus Plan was to provide Mr. L. Borick an additional incentive to continue the extraordinary efforts, initiative and judgment he had exercised on behalf of the Company and its shareholders by establishing his yearly bonus on a specific formula basis. Under the L. Borick Plan, the amount of Mr. L. Borick's annual bonus equaled 2.0% of the Company's annual income before income taxes and before deducting any annual awards under the L. Borick Plan or any other executive incentive arrangements. However, if such annual income did not equal at least 90% of the planned level for the year, as approved by the Committee, the 2.0% figure was reduced to 1.8%, ranging down to 1.0% at 70% of the planned level. In no event, however, would Mr. Borick's annual bonus under the L. Borick Plan be less than 1.0% of annual income, as defined. The Committee administered the L. Borick Plan and determined the amount payable under it in accordance with its terms. The Committee had the right to amend or terminate the L. Borick Plan at any time, but could not increase the amount of bonus payable in excess of that provided for under the L. Borick Plan formula. Mr. L. Borick elected to received a 2004 bonus less than the bonus determined pursuant to the L. Borick Plan. The 2004 bonus paid to Mr. L. Borick was $750,000.

      In 2004, the Board of Directors and the shareholders approved an Incentive Bonus Plan for Mr. S. Borick, the Company's Chief Executive Officer who was COO prior to January 1, 2005 (the "COO Bonus Plan"). The purpose of the COO Bonus Plan was to provide Mr. S. Borick an additional incentive to continue the extraordinary efforts, initiative and judgment he has exercised on behalf of the Company and its shareholders by establishing his yearly bonus on a specific formula basis. Under the COO Bonus Plan, Mr. S. Borick was eligible to receive 100% of his annual base compensation if the Company's annual earnings per share ("EPS") was equal to at least 90% of the annual plan level as approved by the Board of Directors. However, if such EPS target was not met, the award would be reduced such that no bonus is awarded if the EPS is less than 50% of the planned level. A pro rata interpolated rate would be awarded between 50% and 90%. If the annual EPS was greater than the annual plan level, Mr. S. Borick would be eligible for awards that will be interpolated up to 120% of planned level with a maximum award in any event of $1,000,000.

      The Committee had the right to amend or terminate the COO Bonus Plan at any time, but could not increase the amount of bonus payable in excess of that provided for under the Plan formula. The 2004 bonus paid to Mr. S. Borick pursuant to the COO Bonus Plan was $400,015. The Committee also approved an additional 2004 discretionary bonus to the COO of $87,485 in recognition of his extraordinary efforts in a difficult year for the industry. Therefore, the total 2004 bonus payable to the COO amounted to $487,500, which was equal to 75% of his 2003 bonus award.

      Section 162(m) of the Code limits the ability of the Company to deduct annual compensation paid over $1,000,000 to the Named Officers, unless such compensation was "performance-based" as defined in Section 162(m) of the Code. Historically, the intent of the Committee has been that compensation paid under bonus plans qualify as performance-based compensation under Section 162(m) of the Code. The Committee has recommended a performance-based bonus plan for Mr.
S. Borick (see "Proposal 2" on page 13 of this proxy statement) for approval by the shareholders with the intent that the compensation paid under such plan continues to qualify as performance-based.

      The overall amount of the bonus pool is approximately 7.6% of pre-tax income. The bonus pool is utilized for all employee bonuses including the CEO and COO Bonus Plans. The determination as to the portion of the bonus pool awarded to each executive, other than the Chariman and the CEO, is entirely subjective and discretionary based on an evaluation of their performance and contribution for the year. The Committee approved the establishment of the bonus pool and the amount; and individual bonus awards, other than for the Chariman and the CEO, are based on recommendations of the CEO and reviewed and approved by the Committee.

      The stock option awards to each executive, as determined by the Compensation and Benefits Committee, are determined subjectively based on an evaluation of their performance and contribution to the Company and also take into account the relative financial performance of the Company without regard to any specified formula.

      Base salaries are generally reviewed no sooner than every 12 months and adjusted when deemed necessary. The last salary review for each of the Named Officers was as follows: Mr. S. Borick (January 1, 2005), Mr. Ornstein (March 7,
2005), Mr. Ferguson (March 7, 2005) and Mr. O'Rourke (March 7, 2005).

                                             FURNISHED BY THE COMPENSATION AND
                                             BENEFITS COMMITTEE OF THE BOARD
                                             OF DIRECTORS


                                             V. Bond Evans - Committee Chair
                                             Philip W. Colburn
                                             Sheldon I. Ausman
                                             Jack H. Parkinson
March 28, 2005

Common Stock Performance Graph

      The following graph compares the five year cumulative total return of the Common Stock to that of the Dow Jones Equity Market Index and the Dow Jones Automobile Parts and Equipment Excluding Tire and Rubber Makers Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

                           [INSERT PERFORMANCE GRAPH]

                       Superior Industries        Dow Jones Equity Market     Dow Jones Industry Group
                        International, Inc.               Index                        Index
                       -------------------        -----------------------     ------------------------
1999                         100.00                        100.00                      100.00
2000                         119.23                         90.73                       73.02
2001                         153.82                         79.92                       95.52
2002                         159.70                         62.27                       86.13
2003                         170.23                         81.42                      122.49
2004                         115.74                         91.20                      129.20

----------

* Assumes that the value of the investment in Common Stock and each Index was $100 on December 31, 1999, and that all dividends were reinvested.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act, requires Superior's officers and directors, and persons who beneficially own more than 10% of a registered class of Superior's equity securities, to file reports of beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish Superior with copies of all Forms 3, 4 and 5 that they file. Based solely on Superior's review of the copies of such forms it has received and written representation from certain reporting persons confirming that they were not required to file Forms 5 for specified fiscal years, Superior believes that all its officers, directors and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal year 2004.

        SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS

      Shareholders who wish to present proposals for action complying with appropriate SEC and proxy rules at the 2006 Annual Meeting of Shareholders must give written notice thereof to the Secretary of the Company at 7800 Woodley Avenue, Van Nuys, California 91406. SEC rules currently require that such notice be given by December 9, 2005 in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting. With respect to proposals to be brought before the shareholders at the 2006 Annual Meeting of Shareholders, the Company must have notice of such proposals by December 9, 2005 with respect to director nomination proposals, and with respect to all other matters, by February 18, 2006, or the Company's proxy for such meeting will confer discretionary authority to vote for such matters.

                   ANNUAL REPORT TO SHAREHOLDER AND FORM 10-K
                                AND OTHER MATTERS

      Management has selected PricewaterhouseCoopers LLP as the Company's auditors for 2005. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions.

      Management does not know of any matters to be presented to the Annual Meeting other than those described above. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their judgment on such matters, and discretionary authority to do so is included in the proxy.

      The Company's Annual Report to Shareholders, which was mailed to shareholder with or preceding this Proxy Statement, contains financial and other information about the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the "Compensation Committee Report on Executive Compensation", "The Audit Committee Report" and "Performance Graph" shall not be deemed filed with the SEC or subject to Regulations 14A or 14C or to the liabilities of the Section 18 of the Exchange Act, and shall not be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "1933 Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

      THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT TO SHAREHOLDERS FOR 2004 AND ITS ANNUAL REPORT ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES AND EXHIBITS, FILED WITH THE SEC FOR FISCAL YEAR 2004 TO ANY BENEFICIAL OWNER OF SUPERIOR COMMON STOCK AS OF THE RECORD DATE UPON WRITTEN REQUEST TO SUPERIOR INDUSTRIES INTERNATIONAL, INC., 7800 WOODLEY AVENUE, VAN NUYS, CALIFORNIA 91406 ATTENTION: VICE PRESIDENT & CFO.

                                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.


                                     By:  Louis L. Borick,
                                          Chairman of the Board

                         EXECUTIVE ANNUAL INCENTIVE PLAN

This Executive Annual Incentive Plan ("Incentive Plan"), effective as of January 1, 2005 and first applying with respect to the fiscal year ending December 31, 2005, subject to shareholder approval at the 2005 Annual Meeting of Shareholders as described below, is between Superior Industries International, Inc. ("Superior", or the "Company") and Steven J. Borick ("Employee"). This Incentive Plan and the performance hereunder shall be interpreted under the substantive laws of the State of California.

1. Plan Purpose

The purpose of this Incentive Plan is to promote the success of the Company by providing to the Employee a performance-based bonus opportunity. This Incentive Plan operates in conjunction with, and does not supercede or amend, that certain "Executive Employment Agreement" between the Company and Employee dated January 1, 2005 (the "Executive Employment Agreement"). However, this Incentive Plan supersedes all previous incentive plan agreements between the Company and the Employee.

2. Term

This Incentive Plan shall continue in place until the fifth anniversary of the effective date, unless earlier terminated by the Board of Directors of the Company as provided in Section 12 (such period being the "Term"). No awards shall be paid under the Incentive Plan unless and until the material terms (within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (including proposed, temporary and final regulations promulgated thereunder from time to time, the "Code") of the Incentive Plan are disclosed to the Company's shareholders and are approved by the shareholders by a majority of votes cast in person or by proxy.

3. Compensation

Employee's total compensation consists of base salary, variable compensation (as further defined in this Incentive Plan, and medical and other benefits generally provided to similarly situated employees of the Company. Any compensation paid to Employee shall be pursuant to the Company's policies and practices for exempt employees and shall be subject to all applicable laws and requirements regarding the withholding of federal, state, and/or local taxes. Except as provided in the Employment Agreement, compensation provided in this Incentive Plan is full payment for the services of Employee and Employee shall receive no additional compensation for extraordinary services unless otherwise authorized in writing by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee").

Base Salary
-----------

Pursuant to the Employment Agreement, Superior has agreed to pay Employee an annual base salary of seven hundred fifty thousand dollars ($750,000), less applicable withholdings, payable in equal installments no less frequently than semi-monthly.

Variable Compensation
---------------------

Employee shall be eligible for variable compensation, subject to applicable withholdings and subject to the terms and conditions of this Incentive Plan.

4. Executive Annual Incentive Plan Description

Commencing on January 1, 2005 and continuing each 12 months thereafter (each such anniversary date is referred to as the "Annual Bonus Period"), during the Term, Employee shall be eligible to receive an annual bonus (the "Performance Bonus") of up to One Million Six Hundred Eighty Seven Thousand Five Hundred Dollars ($1,687,500), less applicable withholdings. The Performance Bonus (if any) will be based upon annual Company Pre-Tax Net Income achievement in comparison to a planned level of Pre-Tax Net Income. Payments of the Performance Bonus (if any) shall be made net of all applicable withholdings and within seventy-five (75) calendar days following the end of the plan year (December
31). The determination of the planned level of Pre-Tax Net Income for each Annual Bonus Period shall be made by the Compensation Committee in its sole discretion. The determination of whether the planned level of Pre-Tax Net Income for each Annual Bonus Period has been achieved shall be made by the Compensation Committee, in its sole discretion.

5. Eligibility

Participation for this Incentive Plan is limited to the President and CEO position. Employee must be actively employed with Superior Industries through the end of the plan year to qualify for that year's payout. The last day worked is the last day Employee is considered active. For each fiscal year of the Company, the participant entitled to share in the benefits of the Incentive Plan is a person who is an "executive officer" of the Company, as such term is defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended (or any successor rule or regulation), or who is a "covered employee" of the Company under Section 162(m)(3) of the Code. An executive whose employment or service relationship with the Company is terminated for any reason prior to the end of any fiscal year of the Company will not be entitled to participate in the Incentive Plan or receive any benefits with respect to any later fiscal year, unless he or she again becomes eligible to participate in the Plan under the first sentence of this Section 5.

6. Right to Receive Award

Employee must, in addition to the eligibility requirements of Section 5, receive an overall performance evaluation equivalent to Superior's Level 3 (Fully Competent) - or better to be eligible for an award. This plan shall not be a guarantee of employment; employment may be terminated by either the Company or Employee at any time and for any reason, subject to the terms and conditions of the Employment Agreement. If Employee is terminated prior to the end of the plan period for a reason other than death, disability or retirement (as noted in Section 11), Employee shall not be entitled to any payment for that period.

7. Plan Metrics

The amount of Pre-Tax Net Income achieved in comparison to the planned level shall determine all Performance Bonuses, if any. For illustrative purposes, the following example is based upon a Plan Target for Pre-Tax Net Income of $57,500,000 for the Annual Bonus Period. The Performance Bonus will be calculated as a percentage of the Employee's base salary as noted in Exhibit 1. For each subsequent Annual Bonus Period, the Pre-Tax Net Income achievements shall be proportionately adjusted based on the planned level of Pre-Tax Net Income for each such Annual Bonus Period. For purposes of plan calculation, the base salary effective date will be January 1 of the Annual Bonus Period.

        Exhibit 1 - Example of Incentive Plan Payout Levels

----------------------------------------------------------------------------------------------------------------------------------
        Pre-Tax Net Income                                   Incentive Target                                Incentive Range
----------------------------------------------------------------------------------------------------------------------------------
      Pre-Tax Net Income below                There will be no incentive payout at this level                      $0
            $38,000,000
----------------------------------------------------------------------------------------------------------------------------------
                                       Multiplier will be related to Pre-Tax Net Income achievement
     Pre-Tax Net Income between       against budget by a factor of 1:1 (e.g., 90% achievement = 90%
    $38,000,000 and $57,499,999              of target). Range is 66.087% to 99.99% of target.             $371,739 - $562,499
----------------------------------------------------------------------------------------------------------------------------------
 2005 Pre-Tax Net Income Target =                  Target Incentive = 75% of Base Salary                        $562,500
            $57,500,000
----------------------------------------------------------------------------------------------------------------------------------
                                       Multiplier will be related to Pre-Tax Net Income achievement
      Pre-Tax Net Income above            against budget by a factor of 2.0:1, e.g., 110% budget
            $57,500,000               achievement = 120% of target. Incentive caps at 300% of target
                                                 for Pre-Tax Net Income at 200% of budget.                $562,501 - $1,687,500
----------------------------------------------------------------------------------------------------------------------------------

o     No bonus will be earned if Pre-Tax Net Income is less than $38,000,000.

The target incentive is set at 75% of base salary ($562,500) for 100% achievement of the Pre-Tax Net Income budget. For performance between 66.087% and 99.99% of the planned target, the incentive will be interpolated (or proportionately adjusted for different targets in later years) between $371,739 and $562,499 on a 1:1 performance ratio. For performance between 101% and 200% of the planned target, the incentive will be interpolated (or proportionately adjusted for different targets in later years) between $562,501 and $1,687,500 on a 2.0:1 performance ratio. The Maximum incentive payable at 200% of the planned target is equal to 300% of the target incentive opportunity = $1,687,500.

8. Discretion

The Compensation Committee has discretion to exclude from Pre-Tax Net Income extraordinary, non-recurring gains and losses in the judgment of the Compensation Committee, such as gains or losses caused by a labor strike, loss of business due to Force Majeure, or other factors. In addition, the Pre-Tax Net Income calculation shall include the following adjustments:

      >>    Executive  Officer (as listed in the Company's Annual Report on Form
            10-K)   bonuses  will  be  excluded  from  the  Pre-Tax  Net  Income calculation.

9. Bonus Provision

The Employee may receive a Performance Bonus only if the required Pre-Tax Net Income level is attained in the applicable Annual Bonus Period. No bonus payment shall be made under this Incentive Plan unless the Compensation Committee has certified, by resolution or other appropriate action in writing, that the amount to be paid has been accurately determined in accordance with the terms, conditions, and limits of this Incentive Plan. However, under special circumstances, on recommendation of the Compensation Committee the Board may at any time, at its sole discretion, award an annual bonus outside of the terms specified in this document and the Executive Employment Agreement dated January 1, 2005.

10. Annual Review of Plan

The Incentive Plan will be reviewed on an annual basis allowing for updates or revisions to be considered.

11. Death, Disability, and Retirement

If Employee is terminated prior to the end of the Term period due to death, disability or retirement as determined by the Board of Directors, the Employee or the beneficiary's estate shall, after determination of Pre-Tax Net Income achieved for the applicable Annual Bonus Period, be entitled to receive payment of a prorated portion of the award for the year.

12. Discontinuance, Suspension, or Amendment of the Plan

The Company may discontinue the Incentive Plan at any time, suspend the Incentive Plan at any time or for any interim, or amend the Incentive Plan in any respect. In particular, but without limitation, the Board of Directors shall have the authority to amend or modify the Incentive Plan from time to time in order to reflect amendments to or regulations promulgated under Section 162(m) of the Code.

Notwithstanding the foregoing, in the event that any amendment or other modification of or to the Plan would require stockholder approval in order to continue the compliance of the Incentive Plan as a "performance-based" plan under Section 162(m) of the Code, such amendment or modification shall be contingent on the receipt of stockholder approval. However, no such action may:

      >> Cause Employee to be deprived of any bonus previously awarded but not paid;

      >> Be effective in the fiscal year in which such action is taken unless it is taken within the first three months of the fiscal year; or

      >>    Increase any award determined in accordance with the Incentive Plan.

13. Administration of the Incentive Plan

The Incentive Plan shall be administered by the Compensation Committee of the Board of Directors. Actions of the Compensation Committee with respect to the administration of this Incentive Plan shall be taken pursuant to a majority vote or by written consent of a majority of its members. The Compensation Committee shall have the sole authority to construe and interpret this Incentive Plan and any agreements defining the rights and obligations of the Company and Employee under this Incentive Plan, further define the terms used in his Incentive Plan, and, subject to Section 12 hereof, prescribe, amend and rescind rules and regulations relating to the administration of this Incentive Plan.

This Incentive Plan is intended to qualify as a "performance-based" plan as described in Section 162(m)(4)(C) of the Code, and thereby secure the full deductibility for federal income tax purposes of bonus compensation paid to persons who are "executive officers" of the Company, or who are "covered employees" of the Company or its subsidiary or affiliated corporations under
Section 162(m)(3) of the Code.

The Incentive Plan will be administered by the Compensation Committee of the Company's Board of Directors consisting entirely of three or more persons who are "outside Directors" within the meaning of Section 162(m) of the Code. The Compensation Committee is hereby vested with full powers of administration, subject only to the provisions set forth herein. The Compensation Committee shall report all actions taken by it to the Board of Directors.

14. Nonassignment

The interest of Employee in the Incentive Plan is not assignable either by voluntary or involuntary assignment or operation of law (except that, in the event of death, earned and unpaid amounts shall be payable to the legal successor of an Employee).

15. Indemnification

No employee, member of the Compensation Committee or Director of the Company will have any liability for any decision or action if made or done in good faith, nor for any error or miscalculation unless such error or miscalculation is the result of his or her fraud or deliberate disregard of any provisions of the Incentive Plan. The Company will indemnify each Director, member of the Committee and any employee acting in good faith pursuant to this Incentive Plan against any loss or expense arising therefrom.

16. Limitations; Participation in Other Plans

This Incentive Plan is not to be construed as constituting a contract of employment or for services. Nothing contained herein will affect or impair the Company's right to terminate the employment or other contract for services of Employee hereunder, or entitle Employee to receive any particular level of compensation. The Company's obligation hereunder to make awards merely constitutes the unsecured promise of the Company to make such awards from its general assets, and Employee will have no interest in, or a lien or prior claim upon, any property of the Company. Nothing herein nor the participation by Employee shall limit the ability of Employee to participate in any other compensatory plan or arrangement of the Company, or to receive a bonus from the Company other than under this Plan.

The parties execute this Executive Annual Incentive Plan as of the date stated above:

EMPLOYEE                                 SUPERIOR INDUSTRIES INTERNATIONAL, INC.


By:                                      By:
         -----------------------------      ----------------------------------
Name:    Steven J. Borick                     Louis L. Borick
Title    President and CEO                    Chairman of the Board


                                         By:
                                            ----------------------------------
                                              Bond Evans
                                              Chairman, Compensation Committee

NOTICE ADDRESS:
Superior Industries International, Inc.
7800 Woodley Avenue
Van Nuys CA 91406

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                                 REVOCABLE PROXY
                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS
                           PROXY FOR ANNUAL MEETING OF
                          SHAREHOLDERS -- MAY 13, 2005


      The undersigned hereby appoints R. JEFFREY ORNSTEIN and DANIEL L. LEVINE, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of SUPERIOR INDUSTRIES INTERNATIONAL, INC., which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said corporation to be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91408 on Friday, May 13, 2005 at 10:00 A.M., and at any and all postponements and adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally thereat.

                                                                  With-  For All
                                                            For   hold   Except
1. The election as directors.                               [_]   [_]     [_]
   Nominees: Louis L. Borick
   Steven J. Borick
   Raymond C. Brown

INSTRUCTION:To withhold authority to vote for any individual nominee, mark "For All Except"and write that nominee's name in the space provided below.


--------------------------------------------------------------------------------

                                                            For Against Abstain
2. Approval of an Incentive Bonus Plan                      [_]   [_]     [_]
   for Steven J. Borick.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.                       [_]


THE PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AND FOR THE APPROVAL OF PROPOSAL 2.

THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING THAT THE BOARD OF DIRECTORS DID NOT HAVE NOTICE OF PRIOR TO FEBRUARY 26, 2005.

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         Please be sure to sign and date                | Date                 |
           this Proxy in the box below.                 |                      |
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|                                                                              |
-----------Stockholder sign above----------Co-holder (if any) sign above-------

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    Detach above card, sign, date and mail in postage paid envelope provided.

                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.

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                               PLEASE ACT PROMPTLY
                     SIGN, DATE &MAIL YOUR PROXY CARD TODAY
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IF YOUR ADDRESS HAS CHANGED,  PLEASE  CORRECT THE ADDRESS IN THE SPACE  PROVIDED
BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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